 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Date of Report (Date of earliest event reported)
January 30, 2007

Auto Data Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24609	13-3944580
(State	(Commission	(Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue 19th Floor New York, NY 10019
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 897-6848

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 30, 2007, the Company announced via a press release that it had obtained consent from the majority in interest of each class of the Company’s preferred stock to the previously announced spin-off of the Company’s holdings in Aftersoft Group, Inc. to the Company’s shareholders. The press release is filed as Exhibit 99.1 hereto.

As of the applicable dividend date, the Company will issue additional shares of the Company’s common stock to holders of the Company’s Series A-1 Convertible Preferred Stock, in the aggregate, in proportion to their respective holdings of those securities as of the applicable dividend date, such that the sum of (i) those newly issued shares plus (ii) the shares of common stock into which the Series A-1 Convertible Preferred Stock is convertible shall equal, in the aggregate, 1,388,000 shares.

As of the applicable dividend date, the Company will issue additional shares of the Company’s common stock to holders of the Company’s Series A-2 Convertible Preferred Stock, in the aggregate, in proportion to their respective holdings of those securities as of the applicable dividend date, such that the sum of (i) those newly issued shares plus (ii) the shares of common stock into which the Series A-2 Convertible Preferred Stock is convertible shall equal, in the aggregate, 4,077,666 shares of the Company’s common stock.

As of the applicable dividend date, the Company will issue additional shares of the Company’s common stock to holders of the Company’s Series B Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, in the aggregate, in proportion to their respective holdings of those securities as of the applicable dividend date, such that the sum of (i) those newly issued shares plus (ii) the shares of common stock into which the Series B Convertible Preferred Stock and the Series B-2 Convertible Preferred Stock is convertible shall equal, in the aggregate, 11,869,984 shares of the Company’s common stock.

Immediately prior to the time that a registration statement under the Securities Act of 1933, as amended, covering all of the spin-off shares is declared effective by the Securities and Exchange Commission, the Company will repurchase all the Company’s Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock from the holders who sell. As consideration for the repurchase of those securities, the Company will issue, if all the holders sell, an aggregate of 5,579,662 shares of the Company’s common stock to holders of the Company’s Series D-1 Convertible Preferred Stock and an aggregate of 6,313,251 shares of the Company’s common stock to holders of the Company’s Series D-2 Convertible Preferred Stock in proportion to their respective holdings of those securities, subject to adjustment for certain dilutive issuances prior to the date on which the consideration is issued.

A registration statement under the Securities Act of 1933, as amended, covering all of the spin-off shares of Aftersoft Group, Inc., is being filed with the Securities and Exchange Commission by February 18, 2007. The ex-dividend date will be three business days after the SEC declares the registration statement effective. The spin-off ratio will be approximately .95 of a share of common stock of Aftersoft Group, Inc. for every 1 share of the Company’s common stock, on a fully diluted basis.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit Number	Description
	99.1	Press release dated January 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aftersoft Group, Inc.

By: /s/ Ian Warwick
Ian Warwick
Chief Executive Officer
February 6, 2007

Exhibit Index

99.1	Press release dated January 30, 2007